UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 22, 2014

DAVITA HEALTHCARE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(303) 405-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 22, 2014, DaVita HealthCare Partners Inc. (the “Company”) entered into a final settlement agreement (the “Settlement Agreement”) with the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General of the Department of Health and Human Services (the “OIG”), the Defense Health Agency on behalf of TRICARE, through its General Counsel (collectively, the “United States”) and relator David Barbetta, to resolve the pending 2010 and 2011 U.S. Attorney Physician Relationship Investigations. Under the Settlement Agreement, the Company will pay $350 million plus accrued interest from February 8, 2014, at the rate of 2.25% per annum to the United States, plus a civil forfeiture of $39 million (together, the “Settlement Payment”). In addition, the Company has agreed in principle to a settlement of certain state Medicaid claims in the amount of $11.5 million plus interest. The Company had previously announced an agreement in principle in these matters and had accrued an estimated loss contingency reserve of $397 million. In the third quarter of 2014, the Company increased the reserve from $397 million to $414 million.

Under the Settlement Agreement, the United States agrees to release the Company from any civil or administrative monetary liability arising from allegations that the Company caused the submission of claims to the federal health care programs that were ineligible for reimbursement due to certain violations of the Anti-Kickback Statute in connection with certain of its dialysis center joint venture arrangements. Additionally, under the Settlement Agreement the United States and the relator agree to dismissal of the civil action filed by the relator under the qui tam provisions of the False Claims Act, and the OIG agrees, conditioned upon the Company’s full payment of the Settlement Payment, to release its permissive exclusion rights and to refrain from instituting proceedings to exclude the Company or any Company affiliates from participating in Medicare, Medicaid or other Federal health care programs.

The Settlement Agreement reflects the Company’s disagreement with the United States’ claims and contains no admissions of facts or liability on the part of the Company. The Settlement Payment does not include the payment of the relator’s expenses, costs and attorney’s fees, the amount of which remain under negotiation. The United States has also informed the Company that it has declined to proceed with any criminal charges in connection with this matter.

In connection with the resolution of this matter, and in exchange for the OIG’s agreement not to exclude the Company from participating in the federal health care programs, the Company has entered into a five-year corporate integrity agreement (the “Corporate Integrity Agreement”) with the OIG. The Corporate Integrity Agreement, a copy of which is attached as Exhibit 10.1 hereto, requires that the Company maintain certain elements of its compliance programs and imposes certain expanded compliance-related requirements during the term of the Corporate Integrity Agreement. Among these requirements are the following:

•	Establishment of specific procedures to track and ensure compliance of relationships between its domestic dialysis business and referral sources with the Anti-Kickback Statute.

•	Retention of an independent monitor to perform duties under the Corporate Integrity Agreement, which include pre-review and oversight of proposed relationships between its domestic dialysis business and certain referral sources.

•	Supplementing the Company’s current executive compensation clawback program to specifically address certain compliance-related matters.

•	Cooperation with future investigations by the OIG.

In addition to the foregoing, the Corporate Integrity Agreement includes ongoing monitoring, reporting, certification, records retention and training obligations, the formal allocation of certain oversight responsibility to the Board’s Compliance Committee, the creation of a Management Compliance Committee and the retention of an independent compliance advisor to the Board.

The Corporate Integrity Agreement also contains certain business restrictions related to a subset of the Company’s joint venture arrangements. Pursuant to these obligations, the Company has agreed to: (1) unwind 11 joint venture transactions that were created through partial divestitures to or partial acquisitions from Nephrologists and that cover 26 of the Company’s 2,119 clinics; (2) not enter into certain types of partial divestiture joint venture transactions with nephrologists during the term of the Corporate Integrity Agreement and (3) certain other restrictions.

In the event of a breach of the Corporate Integrity Agreement, the Company could become liable for payment of certain stipulated penalties, or could be excluded from participation in federal health care programs. The costs associated with compliance with the Corporate Integrity Agreement could be substantial and may be greater than we currently anticipate.

The foregoing descriptions of the Corporate Integrity Agreement is qualified in its entirety by the full terms of that agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 22, 2014, the Company issued a press release titled “DaVita Kidney Care Finalizes DOJ Settlement.” A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as

amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Corporate Integrity Agreement, dated as of October 22, 2014, by and among the Office of Inspector General of the Department of Health and Human Services and DaVita HealthCare Partners Inc.

99.1	Press Release dated October 22, 2014 announcing the registrant’s entry into a settlement agreement and corporate integrity agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA HEALTHCARE PARTNERS INC.

Date: October 23, 2014	By:	/s/ Kim M. Rivera
Kim M. Rivera
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Corporate Integrity Agreement, dated as of October 22, 2014, by and among the Office of Inspector General of the Department of Health and Human Services and DaVita HealthCare Partners Inc.

99.1	Press Release dated October 22, 2014 announcing the registrant’s entry into a settlement agreement and corporate integrity agreement.